Exhibit 99.1

Contact: Leah Stearns

Senior Vice President, Treasurer and Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION CLOSES VERIZON TRANSACTION

Boston, Massachusetts – March 30, 2015: American Tower Corporation (NYSE: AMT) today announced that it has closed its previously announced acquisition of the exclusive right to lease, acquire or otherwise operate and manage 11,448 wireless communications sites from certain subsidiaries of Verizon Communications Inc. for approximately $5.053 billion in cash.

American Tower funded the Verizon transaction with proceeds from its concurrent registered public offerings of 25,850,000 shares of its common stock and 13,750,000 depositary shares, each representing a 1/10th interest in its 5.50% Mandatory Convertible Preferred Stock, Series B, borrowings under its revolving credit facilities and cash on hand.

About American Tower

American Tower is a leading independent owner, operator and developer of communications real estate with a global portfolio of over 87,000 communications sites. For more information about American Tower, please visit www.americantower.com.

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